Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), hereby constitutes and appoints Robert D. Vilsack and Patrick W. Fogarty, and each of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 a registration statement or registration statements on Form S-8 relating to the registration of an additional 600,000 shares of the Company’s common stock issuable under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 24, 2012), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of June, 2012.

/s/ Edward F. Crawford Edward F. Crawford Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	/s/ Patrick W. Fogarty Patrick W. Fogarty Interim Chief Financial Officer, Director of Corporate Development (Principal Financial and Accounting Officer)

/s/ Matthew V. Crawford Matthew V. Crawford President and Director	/s/ Steven H. Rosen Steven H. Rosen Director

/s/ Ronna Romney Ronna Romney Director	/s/ Kevin R. Greene Kevin R. Greene Director

Dan T. Moore III Director	/s/ Patrick V. Auletta Patrick V. Auletta Director

/s/ A. Malachi Mixon III A. Malachi Mixon III Director	/s/ James W. Wert James W. Wert Director